UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-KA

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                      March 23, 1998 (January 6, 1998) Date
                   of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


       Pennsylvania                    000-22026               25-1407782
(State or other jurisdiction  (Commission File Number)   (IRS Employer
              of corporation)                               Identification No.)


                 3230 West Lake Road, Erie, Pennsylvania 16505
               (Address of principal executive offices) Zip Code


Registrant's telephone number, including area code:         (814) 836-0618

Item 2.    Acquisition or Disposition of Assets

On January 6, 1998, Rent-Way, Inc. (the "Company") completed the asset purchase of South Carolina Rentals, Inc., Paradise Valley Holdings, Inc., and L&B Rents, Inc., ("ACE Rentals"), a rental-purchase chain, for consideration of $25,246,514. Prior to the acquisition, ACE Rentals was controlled by James S. Archer. The amount and form of consideration paid was determined through arm's length negotiations. Pursuant to terms of the acquisition, $750,000 of the purchase price was placed in escrow and held subject to terms of the escrow agreement. The cash paid for the acquisition was from a combination of funds received in connection with a public stock offering on December 2, 1997 and the balance drawn on the Company's existing credit facility with National City Bank of Pennsylvania.

ACE Rentals operated a chain of 50 rental-purchase stores located in South Carolina and California. Annual revenues were approximately $22.0 million.

Item 7.    Financial Statements and Exhibits

               a.     Combined financial statements of business acquired:
                      Audited  Financial  Statements of South Carolina  Rentals,
                      Inc., Paradise Valley Holdings, Inc., L&B Rents, Inc., collectively ACE Rentals.

                      Report of Independent Accountants                               4

                      Balance Sheet - December 31, 1997                               5

                      Statement of Operations and Accumulated Deficit - Year          6
                      Ended December 31, 1997

                      Statement of Cash Flows - Year Ended December 31, 1997          7

                      Notes to Financial Statements                                   8

               b.     Pro-forma condensed financial information:
                      Rent-Way,  Inc. and South Carolina Rentals, Inc., Paradise
                      Valley Holdings,  Inc., L&B Rents,Inc., collectively ACE
                      Rentals.

                      Unaudited Pro Forma Balance Sheet - December 31, 1997          18

                      Notes to Unaudited Pro Forma Balance Sheet                     19

                      Unaudited Pro Forma Statement of Income
                      For the Three Months Ended December 31, 1997                   21

                      Unaudited Pro Forma Statement of Income
                      For the Year Ended September 30, 1997                          22

                      Notes to Unaudited Pro Forma Statements of Income              23


               c. Exhibits in Accordance with the Provisions of Item 601 of Regulation S-K:

               Exhibit

               (2)-1 Asset Purchase  Agreement  between  Rent-Way,  Inc., South
                     Carolina Rentals, Inc., Paradise Valley Holdings, Inc., L&B Rents, Inc., and James S. Archer dated November 21, 1997.*
               (2)-2 Closing Letter  Agreement  dated January 6, 1998.
                     Amendment to the Asset Purchase Agreement between Rent-Way, Inc., South Carolina Rentals, Inc., Paradise Valley Holdings, Inc., L&B Rents, Inc., and James S. Archer dated November 21, 1997.*

               * Previously filed.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Rent-Way, Inc.
                                                     (Registrant)


Date       March 20, 1998
                                                   /s/ Jeffrey A. Conway
                                                       (Signature)
                                                     Jeffrey A. Conway
                                                     Chief Financial Officer

Report of Independent Accountants



To the Shareholders and Director of
South Carolina Rentals, Inc.,
Paradise Valley Holdings, Inc., and
L&B Rents, Inc.
(ACE Rentals):


We have audited the accompanying combined balance sheet of South Carolina Rentals, Inc., Paradise Valley Holdings, Inc., and L&B Rents, Inc., collectively referred to as ACE Rentals, as of December 31, 1997, and the related combined statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the ACE Rentals' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of ACE Rentals as of December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                 COOPERS & LYBRAND L.L.P.



Cleveland, Ohio
March 6, 1998



Combined Balance Sheet
as of December 31, 1997


                                     ASSETS

Cash and cash equivalents                                                                                 $       740,243
Investments                                                                                                       100,761
Accounts receivable                                                                                               117,838
Note receivable                                                                                                    40,000
Rental merchandise, net                                                                                         5,905,773
Deferred income taxes                                                                                           2,472,700
Property and equipment, net                                                                                     1,124,943
Other assets                                                                                                      275,072
                                                                                                          --- ------------

                               Total assets                                                               $    10,777,330
                                                                                                          == =============


                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable                                                                                           $      750,265
Other liabilities                                                                                               1,519,716
Deferred revenue                                                                                                   58,658
Debt:
     Shareholders and relatives                                                                 6,966,955
     Other                                                                                      1,049,584
                                                                                                                8,016,539
                                                                                                           ---------------
                               Total liabilities                                                               10,345,178

Commitments and contingencies (Note 7)                                                                          2,553,917
PVH common stock, without par value; 1,000 shares authorized; 950 shares issued
     and outstanding which are subject to certain put and call options (Note 1)                                 1,000,000

Shareholders' deficit:
     SCR common stock $.01 par value; 2,000,000 shares authorized; 100,000
        shares issued and outstanding                                                                               1,000
     PVH common stock, without par value; 1,000 shares authorized; 50 shares
     issued and outstanding; net of receivable from controlling shareholder                                              -
     L&B common stock, $1.00 par value; 100,000 shares authorized; 1,000
        shares issued and outstanding                                                                               1,000
     SCR additional paid-in capital                                                                                62,270
     L&B additional paid-in capital                                                                               334,510
     Accumulated deficit                                                                                       (3,520,545)
                                                                                                           ---------------

                               Total shareholders' deficit                                                     (3,121,765)
                                                                                                           ---------------

                               Total liabilities and shareholders' deficit                                $    10,777,330
                                                                                                          == =============


The accompanying notes are an integral part of these combined financial statements.


Combined Statement of Operations and Accumulated Deficit for the year ended December 31, 1997


Revenues:
   Rental revenue                                                                                   $     18,021,017
   Other revenue                                                                                           4,243,735
                                                                                                    -----------------

           Total revenues                                                                                 22,264,752

Costs and operating expenses:
   Rental merchandise depreciation                                                                         4,801,421
   Property and equipment depreciation and amortization                                                      599,344
   Salaries and wages                                                                                      6,415,631
   Advertising                                                                                             1,606,979
   Occupancy                                                                                               1,617,879
   Other operating expenses                                                                                6,982,233
                                                                                                    -----------------

           Total costs and operating expenses                                                             22,023,487

           Operating income                                                                                  241,265

Other income (expense):
   Interest expense                                                                                       (1,557,692)
   Interest income                                                                                            19,389
   Other, net                                                                                                (91,987)
                                                                                                    ------------------

           Loss before income taxes                                                                       (1,389,025)

Income tax benefit                                                                                           336,000
                                                                                                    -----------------

           Net loss                                                                                       (1,053,025)
                                                                                                    ------------------

Accumulated deficit, beginning of year                                                                    (2,467,520)
                                                                                                    ------------------

Accumulated deficit, end of year                                                                    $     (3,520,545)
                                                                                                    ==================

Unaudited pro forma income data (Note 10):
   Net loss, as reported                                                                            $     (1,053,025)
   Pro forma income tax benefit                                                                              206,252
                                                                                                    -----------------

           Pro forma net loss                                                                       $       (846,773)
                                                                                                    ==================


The accompanying notes are an integral part of these combined financial statements.


Combined Statement of Cash Flows
for the year ended December 31, 1997


Operating activities
   Net loss                                                                                          $      (1,053,025)
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization                                                                          5,400,765
      Loss on the disposal of property and equipment                                                            25,342
      Deferred income taxes                                                                                   (336,000)
   Changes in assets and liabilities:
      Accounts receivable                                                                                       37,710
      Rental merchandise                                                                                    (4,727,084)
      Other assets                                                                                              15,517
      Accounts payable                                                                                          90,560
      Deferred revenue                                                                                           6,599
      Other liabilities                                                                                        643,847
                                                                                                     ------------------

              Net cash provided by operating activities                                                        104,231
                                                                                                     ------------------

Investing activities:
   Note receivable                                                                                             135,000
   Purchase of investments                                                                                    (100,761)
   Purchases of property and equipment                                                                        (525,050)
   Proceeds from the sale of property and equipment                                                             13,322
                                                                                                     ------------------

              Net cash used in investing activities                                                           (477,489)
                                                                                                     -------------------

Financing activities:
   Proceeds from the issuance of debt                                                                        2,363,595
   Payments on debt                                                                                         (3,252,921)
   Issuance of PVH common stock                                                                              1,000,000
                                                                                                     ------------------

              Net cash provided by financing activities                                                        110,674
                                                                                                     ------------------

              Decrease in cash and cash equivalents                                                           (262,584)

Cash and cash equivalents at beginning of year                                                               1,002,827
                                                                                                     ------------------

Cash and cash equivalents at end of year                                                             $         740,243
                                                                                                     ------------------

Supplemental  disclosures  of cash flow  information:  Cash paid during the year for:
      Interest                                                                                       $       1,035,352
                                                                                                     ==================
      Income taxes                                                                                   $        -
                                                                                                     ==================


The accompanying notes are an integral part of these combined financial statements.

                     Notes to Combined Financial Statements

1.    Summary of Significant Accounting Policies:

      Organization and Business: South Carolina Rentals, Inc. ("SCR"), Paradise Valley Holdings, Inc. ("PVH"), and L&B Rentals, Inc. ("L&B"), collectively referred to as "ACE Rentals", are included in the combined financial statements of ACE Rentals. The purpose of the combined financial statements is to present the financial position, results of operations and cash flows of the above entities that are under the control of one shareholder (the "Controlling Shareholder") who also serves as the Chief Executive Officer and the sole director. ACE Rentals operates a chain of stores that rent durable household products such as home entertainment equipment, furniture, major appliances, video merchandise and jewelry to consumers on a weekly or monthly basis. The stores are located in the states of South Carolina and California. The following briefly describes the three entities included in the combined financial statements of ACE
      Rentals:

         SCR is incorporated in the state of Georgia and operated 33 rental purchase stores and 3 separate video rental stores in the state of South Carolina. SCR has 2,000,000 shares of authorized $.01 par value common stock of which 100,000 shares are issued and outstanding and are owned by the Controlling Shareholder.

         PVH is incorporated in the state of Georgia and operated 10 rental purchase stores in the state of South Carolina. PVH has 1,000 shares of authorized, issued and outstanding no par value common stock of which 50 shares are owned by the Controlling Shareholder. The Controlling Shareholder exercises control over PVH through a voting agreement with its Majority Shareholder. The voting agreement allows the Controlling Shareholder to vote the 950 shares ("Majority Shares") owned by the Majority Shareholder. The voting agreement terminates at the Controlling Shareholder's discretion or on September 16, 1999.

         The Majority Shares are also subject to certain put and call options, as follows: (1) PVH or the Controlling Shareholder can purchase the Majority Shares for $1,000,000, (2) PVH's Majority Shareholder can sell the Majority Shares for $1,000,000 to PVH, or (3) the Majority Shareholder receives $1,000,0000 if all of the stock or substantially all of the assets of PVH are sold to a third party. The call options do not expire whereas the put options expire on September 16, 1999.

         L&B is incorporated in the state of California and operates 4 rental purchase stores also in California. L&B has 100,000 shares of authorized $1 par value common stock of which 1,000 shares are issued and outstanding and 750 shares are owned by the Controlling Shareholder.

     Basis of Preparation: ACE Rentals changed its accounting policy in 1997 to adopt the use of an unclassified balance sheet rather than a classified balance sheet to conform to practice in the rental purchase industry.

     Accounting Estimates: The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Cash and Cash Equivalents: Cash equivalents consist of mutual funds that are readily marketable.

     Investments: Investments include a note receivable that is readily marketable. At its acquisition date, management's intent was to sell the note receivable in the near term and, accordingly, classified the security as trading. During 1997, no unrealized holding gain or loss on the note receivable was recognized in the combined statement of operations.

     Rental Merchandise, Rental Revenue and Depreciation: Rental merchandise, other than video merchandise, is rented to customers pursuant to rental agreements which provide for either weekly or monthly rental payments collected in advance. Rental purchase agreements may be terminated at any time by the customers by the surrender of the rental merchandise to ACE Rentals. Generally, the customer has the right to acquire title through either a purchase option or through completion of all payments pursuant to the rental agreement. Video rental merchandise is rented on a daily basis.

     Rental revenue is recognized as collected, since at the time of collection, the rental merchandise has been placed in service and costs of installation and delivery have been incurred and the customers' payment is nonrefundable. This method of revenue recognition does not produce materially different results than if rental revenue was recognized over the weekly or monthly rental term.

     Merchandise rented to customers or available for rent is classified in the balance sheet as rental merchandise and is valued at cost on a specific identification method. Write-offs of rental merchandise arising from customers' failure to return merchandise and losses due to excessive wear and tear of merchandise are recognized using the direct write-off method, which is materially consistent with the results that would be recognized under the allowance method.

     Rental merchandise is depreciated using the units of use method. Under the units of use method, rental merchandise is depreciated based on the percentage of current period revenues, whether collected or not, to total estimated revenues for generally 24 months. The units of use method does not produce materially different results than the straight-line method of depreciation. If rental merchandise is sold prior to the completion of rental agreement term, the remaining cost of the rental merchandise is written off in that period.

     License Fees: ACE Rentals capitalized costs related to the acquisition of license agreements for the right to use certain software products for an indefinite period. Such costs are being amortized on the straight-line method over a ten year period.

     Other Revenue: Other revenue includes revenue from various services and charges to rental customers, including late fees, liability waiver fees, processing fees, and sales of used merchandise. Other revenue is recognized as collected. This method of revenue recognition does not produce materially different results than if other revenue was recognized when earned.

     Property and Equipment and Related Depreciation: Property and equipment, including leasehold improvements are recorded at cost. Additions and improvements that significantly add to the asset value or extend the lives of depreciable assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations. Depreciation of furniture and fixtures, signs and vehicles is provided over the estimated useful lives of the respective assets that range from three to ten years on a straight-line basis. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease, if applicable.

     Deferred Revenue: ACE Rentals offers insurance coverage to customers for lost, stolen, or damaged rental merchandise. The insurance coverage is provided by an outside party for 8.5 percent of the premiums collected. ACE Rentals recognizes 65.0 percent of the premiums collected as received as a commission. The remaining 26.5 percent of the premium, from which claims are paid, is deferred and recognized in revenue on a straight line basis over a three month period, unless a claim is collected in the interim. At the completion of the three month period, the insurer remits the remaining funds, if any, for which claims have not been paid.

     Income Taxes: Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax and financial statement basis of assets and liabilities at year end. Deferred income taxes are adjusted for tax rate changes as they occur. PVH and L&B shareholders have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, PVH and L&B do not pay federal, certain state, or local income taxes on their taxable income or receive tax benefits. Instead, PVH and L&B shareholders are liable for or receive the benefits for income taxes on their respective share of the taxable income on their individual returns. However, PVH and L&B pay certain state taxes as provided by the states in which they conduct business. SCR is taxed as a C Corporation.

     Advertising Costs: ACE Rentals primarily advertises through television commercials and printed advertisements. The costs of video production, commercial time, and printing are expensed in the period incurred.

2.   New Accounting Standards:

     In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share" effective for periods ending after December 15, 1997. SFAS No. 128 had no impact on ACE Rentals' combined financial statements.

     In March 1997, the FASB also issued SFAS No. 129, "Disclosure of Information about Capital Structure" effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 129 will have no impact on the ACE Rentals' combined financial statements.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" both effective for fiscal years beginning after December 15, 1997. Management does not believe the adoption of SFAS No. 130 or SFAS No. 131 will have a material impact on ACE Rentals' combined financial statements.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 132 will have no impact on ACE Rentals' combined financial statements.

3.   Note Receivable:

     On September 9, 1996, ACE Rentals executed a note receivable for an original principal amount of $175,000 to Cottrell Associates International, Inc. that was guaranteed by ACE Rentals' outside corporate counsel. The terms of the loan included no stated interest rate with a redemption principal amount of $225,000 due on September 24, 1996. If the loan was not paid on September 24, 1996, ACE Rentals was to receive an 18.0% interest rate on the unpaid balance.

     At December 31, 1997, the original principal amount had an outstanding balance of $40,000. ACE Rentals has not recorded income related to the difference between the original principal and the redemption principal or interest income on the delinquent balance due to the lack of principal payments by Cottrell Associates International, Inc. and the delayed payments made by ACE Rentals' corporate counsel in the capacity of guarantor.

4.   Rental Merchandise and Property and Equipment:

     Cost and accumulated depreciation of rental merchandise at December 31, 1997 were as follows:

           Rental merchandise                              $    10,761,811
           Video merchandise                                     1,056,669
           Less accumulated depreciation                        (5,912,707)
                                                           -----------------

                                                           $     5,905,773
                                                           ================


     Property and equipment at December 31, 1997 consists of the following:

           Signs                                           $       170,178
           Vehicles                                              1,741,413
           Furniture and fixtures                                  834,076
           Building                                                141,650
           Leasehold improvements                                  495,752
                                                           ----------------
                                                                 3,383,069
           Less accumulated depreciation and
                amortization                                    (2,258,126)
                                                           -----------------

                                                           $     1,124,943
                                                           =================



5.   Other Liabilities:

     Other liabilities at December 31, 1997 consist of the following:

           Accrued salaries, wages and payroll taxes       $        316,403
           Accrued vacation                                         103,386
           Accrued sales and property taxes                          93,918
           Accrued interest                                         866,715
           Other                                                    139,294
                                                           -----------------

                                                           $      1,519,716
                                                           =================


Notes to Combined Financial Statements, Continued

6.   Debt:

     Debt at December 31, 1997 consists of the following:

                                                                Balance          Interest Rates             Maturity Date
                                                             --------------- ------------------------  -------------------------
        SCR:
           Due to Controlling Shareholder                    $    1,725,000                   13.25%           On demand
           Due to Controlling Shareholder                         2,223,041                   13.00%           On demand
           Due to Controlling Shareholder                           468,914                   21.00%           On demand
           Due to relative of Controlling Shareholder               125,000                   14.00%             7/98
           Due to Majority Shareholder                            1,000,000                   15.00%             7/98
           Vehicle financing obligations                            352,659           7.24% - 10.00%        12/98 to 10/17
           Mortgage loan                                             66,119       Index rate + 2.55%

        PVH:
           Due to Majority Shareholder                            1,000,000                   12.00%             9/99
           Due to relative of Majority Shareholder                  275,000                   12.00%             9/99
           Due to relative of Controlling Shareholder               150,000                   12.00%             9/99
           Investor notes                                           401,000                   12.00%             9/99
           Vehicle financing obligations                            160,070            8.74% - 8.84%         3/00 to 11/01

        L&B:
           Vehicle financing obligations                             69,736                   10.99%         3/98 to 4/01
                                                             ---------------

                                                             $    8,016,539
                                                             ===============



     The amounts due the Controlling Shareholder and relatives, the Majority Shareholder and relative, and investor notes are not collateralized and pay interest on a monthly basis with the exception of certain amounts due the Controlling Shareholder for which no interest payments have occurred.

     The  Vehicle  Financing   Obligations  are  due  in  monthly  installments,
     collateralized by the related equipment, and the original terms do not exceed four years.

     The mortgage loan is due in monthly installments that are adjusted annually based on the index rate as defined in the mortgage loan agreement. The index rate at December 31, 1997 was 4.97 percent. The mortgage loan is collateralized by a mortgage on the underlying property.

     The amounts due by PVH to the Majority Shareholder and relative, the relative of the Controlling Shareholder and $300,000 of investor notes are subject to a participation fee. The participation fee is equal to 20 percent of the principal amount and is payable at the maturity date. In the event of a sale of 50 percent or more in value of the assets or shares of stock of PVH prior to September 30, 1999, PVH is required to pay in addition to the principal and interest, the greater of (i) the 20 percent participation fee described above or (ii) a prorata share, based on the ratio of the amount loaned to PVH by the investor to the amounts due by PVH (excluding payables) of 25 percent of the net cash proceeds of the sale, after payment of all debt, and payables of PVH incurred in the normal and ordinary course of business.

     ACE Rentals  weighted  average  interest rate on short-term  borrowings was
     14.1 percent for the year ended December 31, 1997.


     At December 31, 1997, aggregate annual maturities of debt are as follows:

           1998                                            $    5,804,394
           1999                                                 2,017,241
           2000                                                   130,142
           2001                                                    12,206
           2002                                                     3,391
           Thereafter                                              49,165
                                                           ---------------

                                                           $    8,016,539
                                                           ===============



7.   Commitments and Contingencies:

     ACE Rentals leases space for all of its retail stores under non-cancelable agreements generally for initial periods ranging from three to five years. The store leases generally contain renewal options for one or more periods of three to five years. Most leases require the payment of taxes, insurance and maintenance costs by ACE Rentals. At December 31, 1997, future minimum rental payments under non-cancellable operating leases were as follows:

           1998                                            $    1,086,211
           1999                                                   729,939
           2000                                                   418,101
           2001                                                   288,605
           2002                                                    96,569
           Thereafter                                             413,656
                                                           ---------------

                                                           $    3,033,081
                                                           ===============

     Rent expense under operating leases for 1997 was $1,243,757.

     On March 13, 1997, SCR entered into a Foreclosure Agreement and Release with Transamerica Commercial Financial Corporation ("TCFC") whereby SCR paid $3,050,000 (the "Settlement Payment"), including $50,000 of interest, to TCFC in exchange for a Conditional Release from amounts due TCFC under the Term Loan and Security Agreement dated April 1, 1993. The Controlling Shareholder loaned $2,050,000 to SCR and returned 950 shares of PVH common stock that were subsequently reissued to Majority Shareholder for $1,000,000. The proceeds from the loan to SCR and PVH common stock sale were used to repay TCFC. The amount due TCFC at March 13, 1997 was $5,539,667. SCR accounted for this repayment as a troubled debt restructuring in accordance with the provisions of SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring". Accordingly, due to the contingencies described in the following paragraph, the remaining debt of $2,539,667 is recorded as a loss contingency and will be recorded as an extraordinary gain upon the expiration of the contingencies.

     The Conditional Release discharges SCR and the Controlling Shareholder ("Guarantor") of liability under the Term Loan and Security Agreement contingent on the satisfaction of the following three events for the next five years: (1) no event of default by SCR or Guarantor under the terms of the Forbearance Agreement and Release; (2) neither SCR nor Guarantor files for or is made the subject of any action or petition, on or before the Application Date seeking relief in bankruptcy or seeking reorganization, arrangement, receivership, composition, readjustments, liquidation, insolvency protection or similar relief or is the subject of any order for relief under Title 11 of the U.S. Code, as amended, (3) neither SCR, Guarantor, nor TCFC receives notice of any claim, demand, suit, proceeding, or inquiry against or directed to TCFC, Guarantor, or TCFC relating to any payment made to TCFC or any interest asserted by any person, entity or governmental agency or body against any funds paid to TCFC, and which results in the payment by or on behalf of TCFC of any of the Settlement Payment to any person, entity, or governmental agency or body.

     The Company is subject to legal proceedings and claims in the ordinary course of its business that have not been finally adjudicated. Certain of these cases have resulted in contingent liabilities that in total are $14,250. In management's opinion, the claims will be settled without a material effect on the results of operations, cash flows or financial position of ACE Rentals.

     Additional claims exist in the range of $2,000 to $200,000 for which management believes it has meritorious defenses but for which the likelihood of an unfavorable outcome is currently not determinable. In management's opinion, the claims will be settled without a material effect on the results of operations, cash flows or financial position of ACE Rentals.

8.   Income Taxes:

     ACE Rentals 1997 income tax benefit consists of the following components:


           Current expense:
              Federal                                      $      -
              State and local                                     -
                                                           ---------------

                                                                  -
                                                           ---------------

           Deferred expense:
              Federal                                             260,300
              State and local                                      75,700
                                                           ---------------

                                                                  336,000
                                                           ---------------

                                                           $      336,000
                                                           ===============


     A reconciliation of the income tax benefit compared with the amount at the U.S. statutory tax rate of 34% for 1997 is shown below:

           Tax benefit at U.S. statutory rate              $      472,269
           State and local income taxes,
                net of federal benefit                             82,503
           Benefit of S Corporation losses received by
                 shareholders                                    (206,252)
           Other                                                  (12,520)
                                                           ----------------

                   Income tax benefit                      $      336,000
                                                           ===============


     At December 31, 1997, the components of the deferred tax asset are as follows:

           Tax loss carryforwards                          $    1,452,700
           Contingent liability (Note 7)                        1,019,000
           Other                                                    1,000
                                                           ---------------

                                                           $    2,472,700
                                                           ===============


      Tax loss carryforwards begin to expire in the year 2004 and will remain with SCR after the consummation of the Asset Purchase Agreement (Note 10).


9.    Related Party Transactions:

      The Controlling Shareholder receives a management fee of $20,000 per month from ACE Rentals for services rendered.

      Phoenix Ad Group, Inc., a corporation in which the Controlling Shareholder is the sole shareholder, purchases and places advertising for ACE Rentals and employs an employee that provides substantial services to ACE Rentals including accounting and recordkeeping. In exchange for such services, ACE Rentals paid advertising and consulting fees to Phoenix Ad Group, Inc. that amounted to $183,120 in 1997.

      In March 1997, ACE Rentals moved a rental purchase store into a building purchased in January 1997 by the Controlling Shareholder. Additionally, ACE Rentals rents a storage facility in Athens, Georgia from the Controlling Shareholder. Rent expense for 1997 totaled $39,400 for both the rental purchase store location and storage facility owned by the Controlling Shareholder.

      The Majority Shareholder (Note 1) and a relative receive a management fee of $13,333 per month for an agreement to render certain management and consulting services to PVH on a periodic basis. The management fee will continue until one of the following events occurs: (1) PVH or the Controlling Shareholder exercises the options to purchase the Majority Shares, (2) the Majority Shareholder exercises the option to sell the shares to PVH or (3) all of the stock or substantially all of the assets of PVH are sold to a third party.

      In the normal course of business, ACE Rentals advances funds to employees or allows employees to purchase rental merchandise that is repaid through subsequent payroll deductions. At December 31, 1997, the balance due from employees was $25,156.

10.   Subsequent Events:

      On January 6, 1998, ACE Rentals consummated an Asset Purchase Agreement with Rent-Way, Inc. that resulted in the sale of substantially all of ACE Rentals assets effective January 1, 1998. The sales price was $24,375,000, subject to certain adjustments defined in the Asset Purchase Agreement. Additionally, Rent-Way, Inc. assumed the vehicle financing obligations disclosed in Note 6. The proceeds from the sale were used to pay the principal, accrued interest and participation fees for certain notes payable, repurchase the Majority Shares and to fund the opening of ten new store locations in Tennessee and North Carolina.

      Prior to the consummation of the Asset Purchase Agreement with Rent-Way, Inc., PVH and L&B operated as S Corporations and, as such, were not liable for or benefited by federal and certain state and local income taxes (benefits). As a result, the earnings or losses of PVH and L&B have been reported for federal and certain state and local income tax purposes directly to the shareholders rather than PVH or L&B. Accordingly, net loss, as reported in the accompanying combined statements of operations does not include a benefit for these income taxes.

      Effective with the acquisition of assets by Rent-Way, Inc., the operations of PVH and L&B will be included with the Rent-Way, Inc. federal and state and local income tax filings. Accordingly, for informational purposes, the combined statement of operations include unaudited pro forma adjustments for additional income tax benefits which would have been recorded if PVH and L&B had been taxed as a C Corporations, based on the tax laws in effect during 1997.

      Unaudited pro forma income tax benefit for 1997 is as follows:

           Current:
              Federal                                                        $     -
              State and local                                                      -
                                                                             -------------

                                                                                   -
                                                                             -------------

           Deferred:
              Federal                                                             420,062
              State and local                                                     122,190
                                                                             -------------

                                                                                  542,252
                                                                             -------------

           Total                                                             $    542,252
                                                                             =============




      The difference between unaudited pro forma income taxes at the statutory federal income tax rate of 34% and the unaudited pro forma taxes reported in the statements of operation are as follows:


        Federal tax at statutory rate                                       $    472,269
        Additional state and local income taxes
              net of federal benefit                                              82,503
        Other                                                                    (12,520)
                                                                            --------------

                                                                            $    542,252
                                                                            =============


                                 Rent-Way, Inc.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                December 31, 1997


                                                                    ACE            Pro Forma
                                                 Rent-Way         Rentals         Adjustments             Pro Forma (1)
                                              ---------------- ---------------   ---------------       ----------------
                                              ---------------- ---------------   ---------------       ----------------
ASSETS

Cash                                             $ 19,810,498       $ 740,243     $ (21,240,243)(2)(4)      $ (689,502)
Prepaid expenses                                    3,133,187                                                3,133,187
Rental merchandise,net                             40,819,639       5,905,773          (885,339) (2)        45,840,073
Deferred income taxes                               1,129,133       2,472,700        (2,472,700) (2)         1,129,133
Property and equipment, net                         9,063,397       1,124,943          (245,819) (2)         9,942,521
Goodwill, net                                      43,369,291                        19,429,421  (3)        62,798,712
Deferred financing costs, net                       1,327,872                                                1,327,872
Prepaid consulting fee                              1,832,384                                                1,832,384
Other assets                                        3,160,442         533,671           (33,671)(2)(3)       3,660,442
                                              ---------------- ---------------   ---------------       ----------------
                                              ================ ===============   ===============       ================
      Total assets                              $ 123,645,843    $ 10,777,330      $ (5,448,351)         $ 128,974,822
                                              ================ ===============   ===============       ================
                                              ================ ===============   ===============       ================
                                                               .
LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                  $ 2,009,969       $ 750,265        $ (750,265) (2)         2,009,969
Other liabilities                                   2,923,559       1,578,374        (1,578,374) (2)         2,923,559
Income tax payable                                  1,330,951                           762,645  (5)         2,093,596
Debt                                               20,132,835       8,016,539        (2,687,560)(2)(4)      25,461,814
                                              ---------------- ---------------   ---------------       ----------------
                                              ---------------- ---------------   ---------------       ----------------
     Total liabiilities                            26,397,314      10,345,178  -     (4,253,554)            32,488,938


Commitments and contingencies                                       2,553,917        (2,553,917) (2)
Common Stock                                                        1,000,000        (1,000,000) (2)

Shareholders' equity:


Common stock                                       87,016,587         398,780          (398,780) (2)        87,016,587
Retained earnings (deficit)                        10,231,942      (3,520,545)        2,757,900  (2)(5)      9,469,297
                                              ---------------- ---------------   ---------------       ----------------
                                              ---------------- ---------------   ---------------       ----------------
     Total shareholders' equity                    97,248,529      (3,121,765)        2,359,120      -      96,485,884

                                              ---------------- ---------------   ---------------       ----------------
                                              ================ ===============   ===============       ================
     Total liabilities and
          Shareholder's equity                  $ 123,645,843    $ 10,777,330      $ (5,448,351)         $ 128,974,822
                                              ================ ===============   ===============       ================
                                              ================ ===============   ===============       ================
          Shareholder's equity

                                       See notes to unaudited condensed pro forma balance sheet

                                 Rent-Way, Inc.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


(1)    BASIS  OF PRESENTATION

     The unaudited pro forma condensed balance sheet has been prepared assuming the acquisition of ACE Rentals had occurred on December 31, 1997. The acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the net assets acquired based on historical information available to management and preliminary estimates of fair market value.


(2)    The excess purchase prices over the fair value of the net assets of ACE
       Rentals were calculated as follows:

                                                ACE Rentals
                                              ----------------
                                              ----------------
         Purchase price:
              Cash                               $ 24,375,000
              Other acquisition and closing costs     871,514
                                              ----------------
                                              ----------------
                 Total purchase price              25,246,514


          Less net assets acquired as reported     (6,448,251)
          Plus fair value adjustments:
              Adjustment to record rental
                 merchandise at fair value            885,339
               Adjustment to record property and
                 equipment at fair value             245,819
                                              ----------------
                                              ----------------
          Excess purchase price over fair value
             of net assets                       $ 19,929,421
                                              ================
                                              ================


(3) The excess purchase price over the fair value of the net assets was allocated to assets and liabilities based on historical information and preliminary estimates of fair value. The final purchase price allocation is subject to refinement upon completion of a review of rental merchandise, property and equipment, and intangibles assets (ie. non-compete agreements). The excess of purchase price over the fair value of net assets was allocated to a non-compete agreement and goodwill as follows:

                                                ACE Rentals
                                              ----------------
                                              ----------------
                Adjustment to record non-compete
                   agreement                        $ 500,000
                Adjustment to recognize goodwill   19,429,421
                                              ----------------
                                              ----------------
                Excess purchase price over fair value
                  of net assets                  $ 19,929,421
                                              ================
                                              ================


(4) The pro forma condensed balance sheet has been prepared assuming a combination of borrowings from the Company's senior revloving credit facility and funds from the Company's public stock offering in December 1997, were used to pay for the acquisition and the related acquisition costs of ACE Rentals.

                                                ACE Rentals
                                              ----------------
                                              ----------------
            Cash payment                         $ 24,375,000
            Payment of acquisition and closing
                costs                                 871,514
                                              ----------------
                                              ----------------

            Total cash paid                      $ 25,246,514
                                              ================
                                              ================

             Senior revolving credit facility     $ 4,746,514
             Funds from public stock offering
             included in cash                      20,500,000
                                              ----------------
                                              ----------------

             Total funding                       $ 25,246,514
                                              ================
                                              ================


(5) The pro forma condensed balance sheet has been adjusted to recognize an increase in income taxes payable resulting from pro forma income statement adjustments.


                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                  For the Three Months Ended December 31, 1997




                                                         ACE        Pro Forma
                                         Rent-Way      Rentals     Adjustments      Pro Forma
                                       ------------- ------------- -------------   -------------
                                       ------------- ------------- -------------   -------------
Revenues:
Rental revenue                         $ 23,515,013   $ 1,602,296  $          -    $ 25,117,309
Other revenue                             3,151,130       307,749                     3,458,879
                                       ------------- ------------- -------------   -------------
                                       ------------- ------------- -------------   -------------
   Total revenues                        26,666,143     1,910,045             -      28,576,188
Costs and operating expenses:
Depreciation and amortization:
   Rental merchandise                     6,259,770       568,213                     6,827,983
   Property and equipment                   565,855        20,471                       586,326
   Amortization of goodwill                 590,802                     161,912  (1)    752,714
Salaries and wages                        6,975,988       459,640      (155,629) (2)  7,279,999
Advertising                               1,228,284       125,199                     1,353,483
Occupancy                                 1,841,436       207,439                     2,048,875
Other operating expenses                  4,927,909       506,028        25,000  (3)  5,458,937
                                       ------------- ------------- -------------   -------------
                                       ------------- ------------- -------------   -------------
 Total costs and
     Operating expenses                  22,390,044     1,886,990        31,283      24,308,317
                                       ------------- ------------- -------------   -------------
                                       ------------- ------------- -------------   -------------
     Operating income                     4,276,099        23,055       (31,283)      4,267,871
Other Income (expense):
Interest expense                           (795,409)      (97,092)      385,165  (4)   (507,336)
Interest income                             109,655        12,149                       121,804
Other income(expense), net                   (8,184)      232,104                       223,920
                                       ------------- ------------- -------------   -------------
                                       ------------- ------------- -------------   -------------
   Income before income taxes             3,582,161       170,216       353,882       4,106,259
                                       ------------- ------------- -------------   -------------
                                       ------------- ------------- -------------   -------------
Income tax expense (benefit)              1,547,494         4,600       213,597  (5)  1,765,691
                                       ------------- ------------- -------------   -------------
                                       ============= ============= =============   =============
    Net income                          $ 2,034,667     $ 165,616     $ 140,285     $ 2,340,568
                                       ============= ============= =============   =============
                                       ============= ============= =============   =============
Diluted weighted average
  Common shares outstanding              10,790,233                     416,667 (6)  11,206,900
                                       =============                               =============
                                       =============                               =============
Diluted earnings per
  Common share                               $ 0.21                                      $ 0.23
                                       =============                               =============
                                       =============                               =============

 See notes to unaudited pro forma condensed statement of income.


                                Rent-Way, Inc.
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          Year Ended September 30, 1997


                                           Year Ended         Year Ended
                                            9/30/97            12/31/97           Pro Forma
                                            Rent-Way         ACE Rentals         Adjustments            Pro Forma
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
Revenues:
Rental revenue                              $ 77,498,328       $ 18,021,017        $         -          $ 95,519,345
Other revenue                                 10,545,206          4,243,735                               14,788,941
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
     Total revenues                           88,043,534         22,264,752                  -           110,308,286
Costs and operating expenses:
Depreciation and amortization:
   Rental merchandise                         20,314,482          4,801,421                               25,115,903
   Property and equipment                      1,530,133            599,344                                2,129,477
   Amortization of goodwill                    1,926,287                  -            647,647  (1)        2,573,934
Salaries and wages                            22,809,722          6,415,631           (622,516) (2)       28,602,837
Advertising                                    3,898,610          1,606,979                                5,505,589
Occupancy                                      5,987,604          1,617,879                                7,605,483
Other operating expenses                      17,790,535          6,982,233            100,000  (3)       24,872,768
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
  Total costs and
       Operating expenses                     74,257,373         22,023,487            125,131            96,405,991
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
       Operating income                       13,786,161            241,265           (125,131)           13,902,295
Other Income (expense):
Interest expense                              (3,129,894)        (1,557,692)         2,958,159  (4)       (1,729,427)
Deferred financing expense                      (239,086)                 -                                 (239,086)
Interest income                                      920             19,389                                   20,309
Other income, net                               (103,681)           (91,987)                 -              (195,668)
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
     Income before income taxes
          and extraordinary items             10,314,420         (1,389,025)         2,833,028            11,758,423
Income tax expense (benefit)                   4,629,477           (336,000)           762,645  (5)        5,056,122
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
      Income (loss) before extraordinary item  5,684,943         (1,053,025)         2,070,383             6,702,301
Extraordinary item                              (269,017)                 -                  -              (269,017)
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
      Net income (loss)                        5,415,926         (1,053,025)         2,070,383             6,433,284
Preferred stock
   Gain on redemption                            280,175                  -                                  280,175
                                        -----------------  -----------------   ----------------      ----------------
                                        -----------------  -----------------   ----------------      ----------------
Earnings applicable to
   Common shares                             $ 5,696,101       $ (1,053,025)       $ 2,070,383           $ 6,713,459
                                        =================  =================   ================      ================
                                        =================  =================   ================      ================
Diluted weighted average
  Common shares outstanding                    9,322,925                             2,291,667  (6)       11,614,592
                                        =================                                            ================
                                        =================                                            ================
Diluted earnings per
   Common share                                   $ 0.72                                                      $ 0.66
                                        =================                                            ================
                                        =================                                            ================

See notes to unaudited pro forma condensed statement of income


                               Rent-Way, Inc.
           UNAUDITED NOTES TO PRO FORMA CONDENSED STATEMENTS OF INCOME



(1) Adjustment to recognize amortization of goodwill on a straight line basis over thirty years

          Three months ended December 31, 1997 for ACE Rentals                               $ 161,912
          Year ended September 30, 1997 for ACE Rentals                                      $ 647,647


(2) Salaries and wages have been adjusted for the elimination of the former owner of ACE Rentals

          Three months ended December 31, 1997 for ACE Rentals                              $ (155,629)
          Year ended September 30, 1997 for ACE Rentals                                     $ (622,516)


(3) Adjustment for amortization of non-compete agreements on a straight line basis over five years

          Three months ended December 31, 1997 for ACE Rentals                               $  25,000
          Year ended September 30, 1997 for ACE Rentals                                      $ 100,000


(4) Adjustment to interest expense on borrowings for acquisition offset by elimination of debt for ACE Rentals and the elimination of the Company's debt with funds from the public stock offering

          Three months ended December 31, 1997 for ACE Rentals                            $   (385,165)
          Year ended September 30, 1997 for ACE Rentals                                   $ (2,958,159)


(5)  Adjustment to record income tax expense based on effective tax rate of 43%

          Three months ended December 31, 1997 for ACE Rentals                               $ 213,597
          Year ended September 30, 1997 for ACE Rentals                                      $ 762,645


(6) Adjustment to recognize increase in shares outstanding as a result of public offering

          Three months ended December 31, 1997 for ACE Rentals                                 416,667
          Year ended September 30, 1997 for ACE Rentals                                      2,291,667